UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2022

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission	(IRS Employer
File Number)	Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2022, the Board of Directors (the “Board”) of Arcimoto, Inc. (the “Company”) appointed Dan M. Creed and Christopher W. Dawson as directors, to hold office until the Company’s 2023 annual meeting of shareholders or until his successor is duly elected and qualified.

Mr. Creed, 55, is the founder of holding company Creed Partners Corp. (CPC), which was founded in 2020. CPC currently engages and advises private equity ventures in retail automotive opportunities, is an active investor in the world’s pre-eminent waterside luxury company and is helping investors navigate the waters in the transition of the transportation industry to a clean and viable future. From January 2016 to April 2019, he was a senior executive with the Cadillac division of General Motors responsible for North American operations and global network development. Prior to that, from June 1996 to December 2015, Mr. Creed held increasing positions of responsibility with BMW Canada and BMW of North America, including Vice President roles responsible for two of the largest sales regions, Vice President of Aftersales and Vice President of Marketing. He is a graduate of the University of Ottawa holding a Bachelor of Social Sciences.

Mr. Dawson, 41, is the Chief Executive Officer of Nikola Tesla Co., an engineering services company with projects that include electrification, hybridization, EV charging, hydrogen powertrain development, hydrogen powered VTOL, hydrogen power systems, fuel cell and Hydrogen electrolyzer development, from November of 2021 to present. He is the Chief Technology Officer for two other companies, HNO international, from November of 2021 and Tesla Aerial Robotics, as well as Chief Engineer on various U.S. Department of Defense projects.  Mr. Dawson was an initial investor in Atlis Motor Vehicles (NASDAQ: AMV) in 2019, and subsequently led Research and Development, Engineering, and Product Development as Vice President of Manufacturing Engineering from September of 2020 to September of 2021 for the XT Truck, XP Platforms, and AMV Battery Cell.  Atlis intends to go public in the near future.  From November 2019 to June of 2020, Mr. Dawson was a Director of Crown Poly, Inc. Mr. Dawson started at Tesla (NASDAQ: TSLA) in 2012 as a contractor and came on full time in 2014. During the subsequent five years, through November 2019 he held positions of increasingly progressive responsibility, culminating as Senior Manufacturing Engineer and Maintenance Manager. In these roles, Mr. Dawson led manufacturing sustaining engineering teams for Tesla on the Model S/X line, Model 3 line and Battery.  All total he has been developing EVs for on road, off road and the battlefield for the last 10 years.  He is a former U.S. Navy submarine nuclear chemist and helicopter flight Instructor.  He holds an MBA from University of Denver, BS in Nuclear Technologies from Excelsior College and Helicopter Flight Instruction from Aims Community College.

There are no arrangements or understandings between Messrs. Creed or Dawson and any other person pursuant to which either was appointed as a director of the Board and there are no related party transactions between Messrs. Creed or Dawson and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: August 19, 2022	By:	/s/ Jesse A. Fittipaldi
Jesse A. Fittipaldi
Interim Chief Executive Officer